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                                  PURCHASE AGREEMENT


          THIS PURCHASE AGREEMENT ("Purchase Agreement") is made as of the 15th day of December, 1999 by and between AVI BioPharma, Inc., a corporation organized under the laws of Oregon, with headquarters located at Portland, Oregon (the "Company"), and the persons identified on the signature pages hereto (each an "Investor" and collectively, the "Investors").

                                       RECITALS

          A. The Company and the Investors are executing and delivering this Purchase Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended;

          B. The Investors wish to purchase, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Purchase Agreement, up to 2.0 million shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock") and up to 600,000 warrants to acquire shares of Common Stock in the form attached hereto as EXHIBIT A (the "Warrants"); and

          C. Contemporaneous with the execution and delivery of this Purchase Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws;

          In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Purchase Agreement, the following terms shall have the meanings here set forth:

          1.1 "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

          1.2 "AGREEMENTS" means this Purchase Agreement, the Registration Rights Agreement, the Warrant Agreement and the Escrow Agreement.

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          1.3   "CLOSING" means the consummation of the transactions
contemplated by this Agreement, and "CLOSING DATE" means the date of such Closing.

          1.4 "CONTROL" means the possession , direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          1.5 "MATERIAL ADVERSE EFFECT" means a material adverse effect on the (i) condition (financial or otherwise), business, assets, or results of operations of the Company and its subsidiaries, taken as a whole; (ii) ability of the Company to perform any of its material obligations under the Agreements; or (iii) rights and remedies of the Investor under the Agreements.

          1.6 "PERSON" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          1.7   "SEC FILINGS" has the meaning set forth in Section 4.6.

          1.8 "SECURITIES" means the Shares, the Warrants and the Warrant Shares (defined below).

          1.9 "SHARES" means the shares of Common Stock being purchased by the Investor hereunder.

          1.10 "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.

          1.11 "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          1.12 "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2. PURCHASE AND SALE OF THE SHARES AND WARRANTS. Subject to the terms and conditions of this Purchase Agreement, each Investor severally hereby agrees to purchase and the Company hereby agrees to sell and issue to such Investor, the number of Shares and Warrants to purchase the number of shares of Common Stock set forth on such Investor's Counterpart Execution Page attached hereto. The number of Shares to be purchased by such Investor shall be determined by dividing such Investor's aggregate purchase price (as the aggregate purchase price is set forth on such Investor's signature page attached hereto), by $3.50 per share. The number of shares of Common Stock purchasable by the Investor pursuant to the Warrants shall be equal to 30% of the number of Shares purchased by the Investor, with an initial exercise price equal to $4.025.

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     3.   CLOSING AND DELIVERY.

                3.1 ESCROW OF PURCHASE PRICE. Each Investor understands and agrees that upon the execution and delivery hereof, the Investor shall deposit the purchase price for the Securities subscribed for, in immediately available funds, with the Escrow Agent under that certain Escrow Agreement dated December 15, 1999, by and among the Company, Cruttenden Roth Incorporated and City National Bank, a form of which is attached hereto as EXHIBIT C (the "Escrow Agreement"). The Company will use its best efforts to satisfy all of the conditions to the Closing (as defined herein) within five
(5) business days of the receipt of funds by the Escrow Agent. If the Closing does not occur within five (5) business days of the receipt of funds into escrow, the Investors shall have the right to request the return of their deposits together with any interest income generated thereon and this Purchase Agreement will be terminated and have no force or effect after such date except to the Company's obligation to return to each Investor the purchase price together with interest thereon. In addition, Investors will be entitled to receive, on a pro-rata basis based on the number of days held by the Escrow Agent, interest income generated on their cash balances held by the Escrow Agent prior to the Closing. It will be the responsibility of Cruttenden Roth Incorporated to calculate the "pro rata" amounts of interest income due each Investor and the responsibility of the Company to return the interest income to each Investor within five (5) business days of the Closing.

          3.2 CLOSING. The escrow account described in Exhibit C to this Purchase Agreement will remain open until five o'clock P.M. on December 31, 1999, unless extended by the Company to a date no later than January 31, 2000, or unless the offering is closed. The closing of the purchase and sale of Securities pursuant to this Purchase Agreement (the "Closing") shall be held as soon as practicable after the satisfaction or waiver of all conditions to Closing, including the filing of the Registration Statement (as defined herein) with the Securities and Exchange Commission (the "SEC"), at 10:00 a.m. (Pacific Time) at the offices of the Company, located at One S.W. Columbia Street, Suite 1105, Portland, Oregon 97258, or on such other date and place as may be agreed to by the Company and the Investors. Prior to the Closing, each Investor shall execute any related agreements or other documents required to be executed hereunder.

          3.3 DELIVERY OF SHARES AT THE CLOSING. Proximate to the Closing, the Company shall deliver to each Investor stock certificate(s) and Warrant Agreement(s) registered in the name of such Investor, or in such nominee name(s) as designated by such Investor, representing the Shares and Warrants to be purchased by such Investor at the Closing as set forth on each Counterpart Execution Page hereto, against payment of the Purchase Price.
The name(s) in which the stock certificate(s) and Warrant Agreement(s) are to be issued to each Investor are set forth in the Investor's Counterpart Execution Page hereto, as completed by each Investor.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investors that:

          4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Oregon

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and has all requisite power and authority to carry on its business and own its properties as now conducted and owned. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify or be licensed would not have a Material Adverse Effect. SCHEDULE 4.1 lists all subsidiaries of the Company. Except when the context otherwise requires, representations and warranties in this Section 4 by the Company shall be deemed to include representations and warranties as to its subsidiaries as well.

          4.2 AUTHORIZATION. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

          4.3 CAPITALIZATION. Set forth on SCHEDULE 4.3 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth on SCHEDULE 4.3, no Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company, including the Shares, the Warrants and the Warrant Shares. Except as set forth on SCHEDULE 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, or to transfer any equity securities of any kind, and except as contemplated by this Agreement, the Company does not have any present plan or intention to issue any equity securities of any kind, or to transfer any equity securities of any kind owned by it. Except as set forth on SCHEDULE 4.3, the Company does not know of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities held by them. Except as set forth on SCHEDULE 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

          4.4 VALID ISSUANCE. The Company has reserved a sufficient number of shares of Common Stock for issuance pursuant to this Agreement and upon exercise of the Warrants. The Company will take such steps as may be necessary to reserve sufficient shares for issuance pursuant to Section 7 below when such issuance is determinable. The Shares and Warrants are duly authorized, and such Securities, along with the Warrant Shares when issued in accordance herewith and with the terms of the Warrants, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

          4.5 CONSENTS. The execution, delivery and performance by the Company of the Agreements and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws and the requirements of the Nasdaq Stock Market and (ii) post-sale filings pursuant to applicable state and federal securities laws and the requirements of the Nasdaq Stock Market which the Company undertakes to file within the applicable time periods.

          4.6 DELIVERY OF SEC FILINGS; BUSINESS. The Company has provided each Investor with copies of the Company's most recent Annual Report on Form 10K for the fiscal year ended December 31, 1998, and all other reports filed by the Company pursuant to the 1934 Act since the filing of the Annual Report on Form 10K (collectively, the "SEC Filings"). In addition, the Company has not distributed any other offering materials in connection with the Offering other than the Private Placement Memorandum dated November 19, 1999 (the "Memorandum"). The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve months preceding the date of this Purchase Agreement. The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company. The Company has not provided to any Investor
(i) any information required to be filed under the 1934 Act that has not been so filed or (ii) any non-public information.

          4.7 USE OF PROCEEDS. The proceeds of the sale of the Securities hereunder shall be used by the Company for working capital and general corporate purposes.

          4.8 NO MATERIAL ADVERSE CHANGE. Since the filing of the Company's most recent Annual Report on Form 10K or as otherwise identified and described in subsequent reports filed by the Company pursuant to the 1934 Act, there has not been:

                (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's most recent Report on Form 10Q, other than continuing operating losses that have not exceeded $2.3 million from the most recent financial statements reported in such Form 10Q and except for changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

                (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or any of its subsidiaries;

                (iv) any waiver by the Company of a valuable right or of a material debt owed to it;

                (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                (vi) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                (vii) any labor difficulties or labor union organizing activities with respect to employees of the Company;

                (viii) any transaction entered into by the Company other than in the ordinary course of business; or

                (ix) any other event or condition of any character that might have a Material Adverse Effect.

          4.9   SEC FILINGS; MATERIAL CONTRACTS.

                (a) As of its filing date, each report filed by the Company with the SEC pursuant to the 1934 Act, complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                (b) Each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                (c) Except as set forth on SCHEDULE 4.3 hereto, there are no agreements or instruments currently in force and effect that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any material amounts of any equity security of any kind, or to transfer any material amounts of any equity security of any kind.

          4.10  FORM S-3 ELIGIBILITY.

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          The Company is currently eligible to register the resale of its
Common Stock on a registration statement on Form S-3 under the 1933 Act.

          4.11 NO CONFLICT, BREACH, VIOLATION OR DEFAULT. (a) The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation ("Articles") or Bylaws, each as in effect on the date hereof, or (ii) except where it would not have a Material Adverse Effect, (a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company are subject.

               (b) Except as set forth on SCHEDULE 4.11 hereto, or where it would not have a Material Adverse Effect, the Company (i) is not in violation of any statute, rule or regulation applicable to the Company or its assets, (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets; and (iii) is not in breach or violation of any agreement, note or instrument to which it or its assets are a party or are bound. The Company has not received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

          4.12 TAX MATTERS. The Company has correctly and timely prepared and filed or timely obtained extensions for, all tax returns required to have been filed by it with all appropriate governmental agencies and timely paid all taxes owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments of the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party. There are no tax liens or claims pending or threatened against the Company or any of its assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

          4.13 TITLE TO PROPERTIES. Except as disclosed in the SEC Filings, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

          4.14 CERTIFICATES, AUTHORITIES AND PERMITS. The Company possesses adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct its business as presently operated and has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit

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that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

          4.15 NO LABOR DISPUTES. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent.

          4.16 INTELLECTUAL PROPERTY. The Company owns or possesses adequate trademarks and trade names and have all other rights to inventions, know-how, patents, copyrights, trademarks, trade names, confidential information and other intellectual property (collectively, "Intellectual Property Rights"), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, necessary to conduct the business now operated by it, or presently employed by it, and presently contemplated to be operated by it, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights. SCHEDULE 4.16 sets forth a list by serial number and title of the patents and/or patent applications owned or possessed by the Company. No proprietary technology of any Person was used in the design or development by the Company of (or otherwise with respect to) any of the Intellectual Property Rights, which technology was not properly acquired by the Company from such Person.

          4.17 ENVIRONMENTAL MATTERS. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, U.S. or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

          4.18 LITIGATION. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company, or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Agreements, or which are otherwise material in the context of the sale of the Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

          4.19 FINANCIAL STATEMENTS. The financial statements included in each SEC Filing present fairly and accurately the consolidated financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth on SCHEDULE 4.19 or in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

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          4.20  INSURANCE COVERAGE.  The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted, and properties owned or leased, by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

          4.21 COMPLIANCE WITH NASDAQ CONTINUED LISTING REQUIREMENTS. The Company is in compliance with all applicable Nasdaq continued listing requirements for the Nasdaq Stock Market and is listed in good standing on the Nasdaq Stock Market. There are no proceedings pending or, to the Company's knowledge, threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq Stock Market and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from the Nasdaq Stock Market.

          4.22 ACKNOWLEDGEMENT OF DILUTION. The number of shares of Common Stock issuable pursuant to this Agreement may increase significantly. The Company's executive officers and directors have studied and fully understand the nature of the transactions being contemplated hereunder and recognize that they have a potential dilutive effect.

          4.23 BROKERS AND FINDERS. The Investors shall have no liability or responsibility for the payment of any commission or finder's fee to any third party in connection with or resulting from this Agreement or the transactions contemplated by this Agreement by virtue of any agreement made by the Company to a third party, and except as set forth in Section 11.5 below.

          4.24 NO DIRECTED SELLING EFFORTS OR GENERAL SOLICITATION. Neither the Company nor, to its knowledge, any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

          4.25 NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act; or would require the integration of this offering with any other offering of securities for purposes of determining the need to obtain shareholder approval of the transactions contemplated hereby under the rules of the Nasdaq Stock Market.

          4.26 DISCLOSURES. No representation or warranty made under any Section hereof and no information furnished by the Company pursuant hereto, or in any other document, certificate or statement furnished by the Company to the Investors or any authorized representative of any of the Investors, pursuant to the Agreements or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

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          4.27  CORPORATE PARTNER FINANCING.  In the fourth quarter of calendar year 1999, the Company closed a transaction with a strategic investor which included the purchase by such investor of 1.0 million shares of Common Stock at $5.00 per share. The Company has received the full $5.0 million investment, and the 1.0 million shares have been issued and are outstanding.

          4.28 NO DEFAULTS. Neither the Company nor any of its subsidiaries is (a) in violation of its certificate of Incorporation or bylaws or (b) in default (upon notice or lapse of time or both) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which its properties may be bound, or (c) in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries or their properties except in the case of (b) or (c) for any default or violation not reasonably likely to have a Material Adverse Effect.

          4.29 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement ("Consents") except for (a) such Consents which are not material, (b) compliance with the securities and Blue Sky laws in the states and other jurisdictions in which Securities are offered and/or sold, which compliance will be effected in accordance with such laws, (c) Consents required by the NMS and the SEC, and (d) the filing of the Registration Statement with the SEC. The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance in all material respects with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including but not limited to, all applicable federal, Canadian, state, provincial and local environmental laws and regulations, except for any failure to comply which is not reasonably likely to have a Material Adverse Effect.

          4.30 INVESTMENT COMPANY ACT. The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and is not, and intends in the future to conduct its and its subsidiaries' affairs in such a manner as to ensure that it is not and will not become, an "investment company" within the meaning of the 1940 Act and such rules and regulations.

          4.31 NO ILLEGAL CONTRIBUTIONS. Neither the Company nor any of its subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          4.32 NO MANIPULATION. Neither the Company nor any of its subsidiaries has taken, and neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of Shares.

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          4.33  TRANSACTIONS WITH AFFILIATES.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any shareholder who owns beneficially more than five percent (5%) of the Common Stock of the Company or any of the members of the families of any of them, except as disclosed in the Memorandum or except as disclosed on Schedule 4.19. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that is required by the Securities Act or the Exchange Act or the Rules and Regulations promulgated thereunder to be described in the Registration Statement or documents incorporated by reference therein (as of the date hereof) that is not described in the Memorandum.

          4.34  REGULATORY MATTERS.

                (a) The Company is not aware of any rule making or similar proceedings before the United States Food and Drug Administration ("FDA") or comparable federal, state, local or foreign government bodies which involve or affect the Company or any of its subsidiaries which, if the subject of an action unfavorable to the Company or any of its subsidiaries, would have a Material Adverse Effect.

                (b) The descriptions of the results of tests or evaluations contained in the Memorandum are accurate and complete in all material respects, and the Company has no knowledge of any other tests or evaluations, the results of which reasonably call into question the results described or referred to in the Memorandum. Except as set forth in Schedule 4.34, neither the Company nor any of its subsidiaries has received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any tests or evaluations conducted on behalf of the Company or any of its subsidiaries that are described in the Memorandum or the results of which are referred to in the Memorandum.

     5. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. Each Investor hereby severally represents and warrants to the Company as to itself that:

          5.1 ORGANIZATION AND EXISTENCE. The Investor is a validly existing company and has all requisite corporate or limited liability company power and authority to invest in the Securities pursuant to this Purchase Agreement.

          5.2 AUTHORIZATION. The execution, delivery and performance by the Investor of the Agreements have been duly authorized and the Agreements will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their terms.

         5.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of securities laws, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of securities laws.

          5.4 INVESTMENT EXPERIENCE. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

          5.5 DISCLOSURE OF INFORMATION. The Investor has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Purchase Agreement or made pursuant to this Purchase Agreement.

          5.6 RESTRICTED SECURITIES. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

          5.7 LEGENDS. It is understood that, until registration for resale pursuant to the Registration Rights Agreement or until sales under Rule 144 are permitted, certificates evidencing the Securities will bear one or all of the following legends or legends substantially similar thereto:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT."

          Upon registration for resale pursuant to the Registration Rights Agreement, or when sales under Rule 144 are permitted, the Company shall promptly cause certificates evidencing the Shares previously issued hereunder to be replaced with certificates which do not bear such restrictive legends.

          5.8 ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

          5.9 NO GENERAL SOLICITATION. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

     6. REGISTRATION RIGHTS AGREEMENT. The parties acknowledge and agree that part of the inducement for the Investors to enter into this Purchase Agreement is the Company's execution and delivery of the Registration Rights Agreement. The parties acknowledge and agree that simultaneously with the execution hereof, the Registration Rights Agreement is being duly executed and delivered by the parties thereto.

     7.   COVENANTS AND AGREEMENTS OF THE COMPANY.

          7.1   SUBSEQUENT SALE AT LOWER PRICE.

                (a) REQUIRED ADJUSTMENTS. Subject to the exclusions contained in Section 7.1(f) below, if during the period ending on the later of (i) thirty-six (36) months following the Closing Date or (ii) thirty-three
(33) months following the effective date of the Registration Statement contemplated by the Registration Rights Agreement (the "MFN Period"), the Company sells any shares of its Common Stock at a per share selling price ("Per Share Selling Price") lower than the Purchase Price per share set forth in Section 2 hereof, the Purchase Price per share of the Shares originally sold to an Investor hereunder shall be adjusted downward to equal such lower Per Share Selling Price and such Investor shall be entitled to receive the additional shares as provided by Section 7.1(c); provided, however, in the event the Investor then owns less than 250,000 Shares, such Investor shall be entitled to additional shares only with respect to the number of Shares originally acquired and then owned by the Investor as provided in Section 7.1(c). For so long as such Investor owns at least 250,000 Shares originally acquired by such Investor hereunder, the Investor shall be entitled to the full benefit of the Purchase Price adjustment required by this Section 7.1. The Company shall give to each Investor written notice of any such sale within 24 hours of the closing of any such sale and shall within such 24 hour period issue a press release announcing such sale.

                (b)    DEFINITIONS.

                       (i) For the purposes of this Section 7.1, the term "Per Share Selling Price" as used in this Section 7.1 shall mean the amount actually paid by third parties for each share of Common Stock. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible securities ("derivative securities") under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the sale of Common Stock shall be deemed to have occurred at the time of the issuance of the derivative securities and the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration per underlying share of Common Stock received by the Company upon such sale or issuance of the derivative security, less the fee amount as provided above). In case of any such security issued within the MFN Period in a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below), the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction. If shares are issued for a consideration other than cash, the per share selling price shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company.

                      (ii) The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the 1933 Act.

                      (iii) The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the "New Offering") which grants to an investor (the "New Investor") the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

                      (iv) The term "MFN Period" shall have the meaning set forth in Section 7.1(a), above.

                (c) ADJUSTMENT MECHANISM. If an adjustment of the Purchase Price is required pursuant to Section 7.1(a), the Company shall deliver to the Investor within eight calendar days of the closing of the transaction giving rise to the adjustment or by such other date as may be required by Section 7.1(d) ("Delivery Date") the Investor's share of such number of additional shares of Common Stock equal to (i) the aggregate Purchase Price paid by the Investor divided by the adjusted Per Share Purchase Price as required under Section 7.1(a), minus (ii) the total number of shares of Common Stock previously delivered to the Investor hereunder; PROVIDED HOWEVER, that the Company shall delay effecting such adjustment, in whole or in part, to the extent required by Section 7.1(d). In the event the Company fails to deliver the additional shares by the applicable Delivery Date, the Company shall be liable to the Investor for a delay payment equal to 2% of the Purchase Price per month payable in Common Stock or cash, at the Investor's election. If at the time of any adjustment the proviso of the first sentence of Section 7.1(a) is applicable, then the number of additional shares otherwise determined as deliverable under this Section 7.1(c) shall be adjusted so that it is equal to such number, multiplied by a fraction, the numerator of which is the number of Shares acquired on the Closing Date and still owned at the time of the adjustment and the denominator is the total number of Shares acquired on the Closing Date.

                (d)    LIMITATION ON NUMBER OF SHARES.

                       (i)    If by way of any adjustment required by this
Section 7.1, the Investor would receive a number of shares of Common Stock such that the total number of such shares beneficially owned (within the meaning of Section 13(d) of the 1934 Act) by the Investor as of the date of such adjustment would be greater than 9.90% of the total outstanding shares of Common Stock of the Company, then the Company shall not effect the adjustment required by this Section to the extent necessary to avoid causing the aforesaid limitation to be exceeded and shall agree to effect such adjustment at the earliest possible time when such adjustment would not exceed the aforementioned limitations. This limitation may not be amended except with the consent of the stockholders of the Company and they are intended third-party beneficiaries of this provision.

                       (ii) In no event shall the Company issue to an Investor additional shares pursuant to an adjustment required by this Section
7.1 such that the total number of shares issued to such Investor (when added to the Warrant Shares actually received upon exercise of Warrants by such Investor) would exceed such Investor's "pro rata" share of the Shares acquired through this Purchase Agreement (the "allocation") (subject to appropriate adjustment for stock splits or stock dividends). Instead, the Company shall redeem excess shares at 110% of the Per Share Purchase Price, as adjusted. At such time as an Investor owns neither any Shares that were originally acquired pursuant to this Agreement nor any Warrants, it shall notify the Company, who shall then notify the other Investors. At such time, to the extent such Investor's allocation has not been exhausted, it shall be divided pro rata, among the remaining Investors. An Investor's pro rata share shall be the portion determined by dividing its aggregate Purchase Price by the total Purchase Price of all Investors holding shares at the time the pro rata share is being determined. Each Investor's initial allocation is listed on the signature page for such Investor. Only Shares acquired pursuant to this Agreement or upon exercise of Warrants will be included in determining whether the limitations would be exceeded for purposes of this Section 7.1(d)(iii).

                (e) CAPITAL ADJUSTMENTS. In case of any stock split or reverse stock split, stock dividend, reclassification of the common stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of Section 7.1 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

                (f) EXCLUSIONS. Section 7.1(a) shall not apply to (i) sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof; or (ii) sales of shares of Common Stock by the Company pursuant to the provisions of any shareholder-approved option or similar plan heretofore adopted by the Company.

                (g) RULE 144. The Company agrees to take the position that, for purposes of determining the holding period under Rule 144 for shares of Common Stock issued pursuant to Section 7.1(a), the holding period of such shares shall be tacked to the holding period of the Shares.

          7.2   LIMITATION ON TRANSACTIONS.

                (a) From the Closing through the expiration of the MFN Period contemplated by the Registration Rights Agreement, without the prior written consent of the Investors (which consent may be withheld in each Investor's discretion), the Company shall not (i) issue or sell or agree to issue or sell any securities for cash in a non-public MFN Transaction; (ii) issue or sell, or agree to issue or sell, any securities for cash in a non-public Variable Rate Transaction.

                (b) From the Closing until three (3) months after the date of effectiveness of the Registration Statement contemplated by the Registration Rights Agreement, without the prior written consent of the Investors (which consent may be withheld in each Investor's discretion), the Company shall not issue or sell or agree to issue or sell any shares or securities convertible into shares of Common Stock at a price per share below the average closing bid price for the five (5) trading days immediately preceding such issuance or sale.

                (c) Except as contemplated by the Supplement to the Memorandum dated December 16, 1999, the Company shall not issue any securities in any transaction that would be integrated with the Securities issued pursuant to this Agreement.

                (d) For a period of one-year following the Closing, the Company agrees that it will not enter into any agreement for the issuance of securities pursuant to an "equity line" financing (as described in Section 7.1(b)(ii) above).

          7.3 RIGHT OF INVESTOR TO PARTICIPATE IN FUTURE TRANSACTIONS. The Company agrees that during the MFN Period the Investor will have a right to participate in future non-public capital raising transactions as set forth in this Section 7.3. The Company shall give not less than ten business (10) days advance written notice to each Investor prior to any offer or sale of any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities in a non-public capital raising transaction. Prior to the closing of any such transaction, each Investor shall have the right to participate in its pro rata share of up to 50% of such new offering (or in the case of a Variable Rate Transaction, up to 75% of such new offering) and purchase such securities for the same consideration and on the same terms and conditions as contemplated for such third-party sale. In order to exercise this right, an Investor must give written notice to the Company of the Investor's election to participate and such notice must be given within ten business (10) days following receipt of the notice from the Company. In the event the Company gives notice to the Investor of an expected transaction pursuant to this Section 7.3 but cannot consummate such transaction, the Company will give the Investor prompt written notice of the cancellation of such transaction. If, subsequent to the Company giving notice to the Investor hereunder, the terms and conditions of the proposed third-party sale are changed in any way, the Company shall be required to provide a new notice to the Investor hereunder and the Investor shall have the right to participate in the offering on such changed terms and conditions as provided hereunder.

          7.4 RESERVATION OF COMMON STOCK PURSUANT TO SECTION 7.1 AND EXERCISE OF WARRANTS. The Company hereby agrees, at all times with respect to shares issuable upon exercise of the Warrants, and at all appropriate times with respect to shares issuable pursuant to Section 7.1, to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the additional issuance(s) of Common Stock pursuant to Section 7.1 and exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the issuance, if any, required pursuant to Section 7.1 plus the number of shares of Common Stock as shall be necessary to permit the exercise of the Warrants in accordance with the terms of the Warrants.

          7.5 REPORTS. Within one week of filing the following reports with the SEC, or in the absence of such filing within the time periods specified below, the Company shall send a copy of the following reports to each Investor by regular mail:

                (a) QUARTERLY REPORTS. As soon as available the Company's quarter-annual report on Form 10-Q or, in the absence of such report, consolidated balance sheets of the Company and its subsidiaries as at the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such quarter, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

                (b) ANNUAL REPORTS. As soon as available after the end of each fiscal year of the Company, the Company's Form 10K or, in the absence of a Form 10K, consolidated balance sheets of the Company and its subsidiaries as at the end of such year and the related consolidated statements of earnings, stockholders' equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to the Investor.

                (c) SECURITIES FILINGS. As promptly as practicable and in any event within one week after the same are issued or filed, copies of (i) all notices, proxy statements, financial statements, reports and documents as the Company or any subsidiary shall send or make available generally to its stockholders or to financial analysts, and (ii) all periodic and special reports, documents and registration statements which the Company or any subsidiary furnishes or files, or any officer or director of the Company or any of its subsidiaries (in such person's capacity as such) furnishes or files with the SEC.

                (d) OTHER INFORMATION. Such other information relating to the Company or its subsidiaries as from time to time may reasonably be requested by the Investor provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to the Investor would not be harmful to the Company.

                (e) RULE 144. The Company agrees to make publicly available on a timely basis the information necessary to enable Rule 144 to be available for resale.

          7.6 PRESS RELEASES. Any press release or other publicity concerning this Purchase Agreement or the transactions contemplated by this Purchase Agreement shall be submitted to the Investor for comment at least two (2) business days prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of a national securities exchange. The Company shall issue a press release concerning the fact and material terms of this Purchase Agreement within one business day of the Closing.

          7.7 NO CONFLICTING AGREEMENTS. The Company will not, and will not permit its subsidiaries to, take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investor under the Agreements.

          7.8 INSURANCE. For so long as any Investor beneficially owns any of the Securities, the Company shall, and shall cause each subsidiary to, have in full force and effect (a) insurance reasonably believed to be adequate on all assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company and the subsidiaries to insure.

          7.9 COMPLIANCE WITH LAWS. For so long as any Investor beneficially owns any of the Securities, the Company will use reasonable efforts, and will cause each of its subsidiaries to use reasonable efforts, to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

          7.10 LISTING OF UNDERLYING SHARES AND RELATED MATTERS. The Company hereby agrees, promptly following the Closing of the transactions contemplated by this Purchase Agreement, to take such action to cause the Shares, the Warrant Shares and the shares of Common Stock issuable under
Section 7.1(a) hereof to be listed on the Nasdaq Stock Market as promptly as possible but no later than the effective date of the registration contemplated by the Registration Rights Agreement. The Company further agrees that if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it will include in such application the Common Stock underlying the Warrants, and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will take all action necessary to continue the listing and trading of its Common Stock on the Nasdaq Stock Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange, as applicable, to ensure the continued eligibility for trading of the Shares and the Warrant Shares thereon.

          7.11 CORPORATE EXISTENCE. So long as any Investor beneficially owns any of the Shares or Warrants, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (a) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the exercise in full of all Warrants outstanding as of the date of such transaction; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith; and (c) (i) is a publicly traded corporation whose common stock and the shares of capital stock issuable upon exercise of the Warrants are (or would be upon issuance thereof) listed for trading on the Nasdaq Stock Market, New York Stock Exchange or American Stock Exchange, or (ii) if not such a publicly traded corporation, then the buyer agrees that it will, at the election of the Investor, purchase such Investor's Shares (and Warrant Shares) at a price equal to 120% of the Per Share Purchase Price of such Shares.

          7.12 COMPETING FINANCINGS. Except for the issuance of securities described in the Supplement to the Memorandum dated December 16, 1999, the Company will not enter into, or agree to enter into, any agreement related to a financing transaction prior to the Closing of the transactions contemplated hereunder.

     8. CONDITIONS TO INVESTORS' OBLIGATIONS AT THE CLOSING. Each Investor's obligation to accept delivery of and to pay for the Securities shall be subject to the following conditions (to the extent not waived by such Investor in writing):

          8.1 REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B.

          8.2 THE WARRANT AGREEMENT. The Company shall have executed and delivered the Warrant Agreement, substantially in the form attached hereto as Exhibit A.

          8.3 ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by all of the parties thereto in the form attached in Exhibit C.

          8.4 REGISTRATION STATEMENT FILED. The Company shall have filed with the SEC a registration statement covering the Common Shares and the shares of Common Stock underlying the Warrants (the "Registration Statement").

          8.5 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 4 shall be true and correct when made and as of the Closing and each Investor shall have received a certificate signed by the chief executive officer and president of the Company, or such other officers of the Company as agreed upon by the parties hereto, that each of such representations and warranties, as appropriate, is true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made or given on and as of the Closing (except for any representations and warranties given as of a specified date), and that the Company has performed and complied in all material respects with all of its obligations under this Purchase Agreement which are to be performed or complied with on or prior to the Closing.

          8.6   LEGAL OPINIONS (SCHEDULE 8.6).

                (a) Investors shall have received from Ater Wynne LLP, counsel to the Company, an opinion letter addressed to the Investors, dated as of the date of the Closing, in a form reasonably acceptable to Cruttenden Roth Incorporated (the "Placement Agent") and its counsel, covering customary matters and subject to customary assumptions and qualifications.

                (b) Investors shall have received from Dehlinger & Associates, counsel to the Company, an opinion letter relating to intellectual property matters addressed to the Investors, dated as of the date of the Closing, in a form reasonably acceptable to the Placement Agent and its counsel, subject to customary assumptions and qualifications.

     9. SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Purchase Agreement.

     10.  ARBITRATION.

          10.1 SCOPE. Resolution of any and all disputes arising from or in connection with the Agreements, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise ("Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this
Section 10; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

          10.2 BINDING ARBITRATION. The parties hereby agree to submit all Disputes to arbitration for final and binding resolution. Either party may initiate such arbitration by delivery of a demand therefor (the "Arbitration Demand") to the other party. The arbitration shall be conducted in New York, New York by a sole arbitrator selected by agreement of the parties not later than 10 days after delivery of the Arbitration Demand, or, failing such agreement, appointed pursuant to the Commercial Arbitration Rules of the America Arbitration Association, as amended from time to time (the "AAA Rules"). If the arbitrator becomes unable to serve, his successor(s) shall be similarly selected or appointed.

          10.3 PROCEDURE. The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the parties may agree or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing, (a) each party shall have the right to conduct limited discovery of information relevant to the Dispute; (b) each party shall provide to the other, reasonably in advance of any hearing, copies of all documents that a party intends to present in such hearing; (c) all hearings shall be conducted on an expedited schedule; and (d) all proceedings shall be confidential, except that either party may at its expense make a stenographic record thereof.

          10.4 TIMING. The arbitrator shall use best efforts to complete all hearings not later than 90 days after his or her selection or appointment, and shall use best efforts to make a final award not later than 30 days thereafter. The arbitrator shall apportion all costs and expenses of the arbitration, including the arbitrator's fees and expenses, and fees and expenses of experts ("Arbitration Costs") between the prevailing and non-prevailing party as the arbitrator shall deem fair and reasonable. In circumstances where a Dispute has been asserted or defended against on grounds that the arbitrator deems manifestly unreasonable, the arbitrator may assess all Arbitration Costs against the non-prevailing party and may include in the award the prevailing party's attorney's fees and expenses in connection with any and all proceedings under this Section 10. Notwithstanding the foregoing, in no event may the arbitrator award multiple or punitive damages.

     11.  MISCELLANEOUS.

          11.1 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by a party hereto without the prior written consent of the other party hereto, except that without the prior written consent of the Company, but after notice duly given, an Investor may assign its rights hereunder in whole or in part to any purchaser of Securities from the Investor. The terms and conditions of this Purchase Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Purchase Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Purchase Agreement, except as expressly provided in this Purchase Agreement.

          11.2 COUNTERPARTS. This Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.3 TITLES AND SUBTITLES. The titles and subtitles used in this Purchase Agreement are used for convenience only and are not to be considered in construing or interpreting this Purchase Agreement.

          11.4 NOTICES. Unless otherwise provided, any notice required or permitted under this Purchase Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) telex or telecopier, upon receipt of the electronically generated confirmation of delivery, or (iii) a recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                If to the Company:

                AVI BioPharma, Inc.
                One SW Columbia Street, Suite 1105
                Portland, Oregon  97258
                Telephone: (503) 227-0554
                Telefax: (503) 227-0751
                Attention:    Alan P. Timmins
                              Chief Financial Officer

                with a copy to:

                Ater Wynne LLP
                222 SW Columbia St., Suite 1800
                Portland, Oregon 97201
                Telephone: (503) 226-1191
                Facsimile: (503) 226-0079
                Attention: Byron Milstead

                If to the Investor:

                To the address specified therefor on the applicable Counterpart Execution Page.

          11.5  FEES AND EXPENSES.

                (a) Except as set forth below, the parties hereto shall pay their own costs and expenses in connection herewith.

                (b) European American Securities, Inc. (EASI), a member firm of the NASD, and a regulated entity of the Securities and Futures Authority of Great Britain, will act as agent for the Tail Wind Inc. in the transaction. EASI shall be entitled to a fee equal to $0.28 per share, which shall be paid by the Company at the Closing.

                (c) Cruttenden Roth Incorporated was retained by the Company as placement agent and shall be entitled to a placement fee as described in the Memorandum, which shall be paid by the Company at the Closing.

                (d) Tail Wind Inc. shall receive an expense allowance to cover due diligence expenses and legal expenses, in an amount equal to 1% of the aggregate Purchase Price (not to exceed $40,000) less the portion of the expense allowance previously paid ($13,000). Such expense allowance shall be paid by the Company at the Closing.

          11.6 AMENDMENTS AND WAIVERS. Any term of this Purchase Agreement may be amended and the observance of any term of this Purchase Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and 75% in interest (based on pro rata share) of the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Purchase Agreement at the time outstanding, each future holder of all such securities, and the Company.

          11.7 SEVERABILITY. If one or more provisions of this Purchase Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Purchase Agreement and the balance of this Purchase Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          11.8 ENTIRE AGREEMENT. This Purchase Agreement, including the Exhibits and Schedules hereto, and the Registration Rights Agreement constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

          11.9 FURTHER ASSURANCES. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the Agreements herein contained.

          11.10 APPLICABLE LAW. This Purchase Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

          11.11 REMEDIES.

                (a) The Investors shall be entitled to specific performance of the Company's obligations under the Agreements.

                (b) The representations, warranties, agreements and covenants of the

Company in this Purchase Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Investors. The Company agrees to indemnify and hold harmless the Investors and each of the Investors' officers, directors, shareholders, members, employees, partners, agents and affiliates and any direct or indirect investors, shareholders, officers, directors, agents, partners, employees, members, agents or affiliates of any of the foregoing for loss or damage arising as a result of or related to (a) any breach by the Company of any of its representations or covenants set forth herein or the unenforceability or invalidity of any provision of any of the Agreements, (b) any cause of action, suit or claim brought or made against such indemnitee (other than directly by the Company solely for breach of this Purchase Agreement, the Warrant, or the Registration Rights Agreement by the indemnitee or by governmental or regulatory authorities), and arising out of or resulting from (whether in whole or in part) the execution, delivery, performance or enforcement of the Agreements or any other instrument, document or agreement executed pursuant hereto or thereto or contemplated hereby or thereby (including without limitation the acquisition of the Warrants and/or the Warrant Shares), any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or the status of the purchaser as an investor in the Company, except to the extent that such actual loss or damage directly results from a breach by such indemnitee of the Agreements or from a violation of law, or (c) any characterization concerning any of the Agreements other than as expressly provided herein or therein, as the case may be, including, without limitation, any characterization that the exercise of Investor rights and remedies under any of the Agreements (or through a combination results in an Investor acting (or agreeing to act) other than independently and on its own behalf. The right to indemnification shall include the right to advancement of expenses as they are incurred.

          11.12 KNOWLEDGE. The phrases "knowledge," "to the Company's knowledge," "to our knowledge" and similar language as used herein shall mean the actual knowledge and current awareness, or knowledge which a reasonable person would have acquired following a reasonable investigation.


[REMAINDER OF PAGE INTENTIONALLY BLANK]

          If this Purchase Agreement is satisfactory to you, please so indicate your acceptance by signing the Counterpart Execution Pages to this Purchase Agreement and returning such pages to the Company whereupon this Purchase Agreement will become binding between us in accordance with its terms.

                                         AVI BIOPHARMA, INC.
                                        an Oregon corporation

                                        By: /s/ Denis R. Burger
                                           ---------------------------------
                                        Name: Denis R. Burger
                                             -------------------------------
                                        Title: CEO
                                              ------------------------------

                                 PURCHASE AGREEMENT

                             COUNTERPART EXECUTION PAGE

       ______________________________________________________________________

By signing below, the undersigned agrees to the terms of the AVI BIOPHARMA, INC. Purchase Agreement and to purchase the number of Common Shares and Warrants set forth below.


The undersigned acknowledge that City National Bank is acting solely as Escrow Holder in connection with the Offering and makes no recommendation with respect thereto. City National Bank has made no investigation regarding the offering, the partnership, general partner or any other person or entity involved in the offering.

                               Number of shares of Common Stock being purchased:


                                 428,570
                               ------------------------------------


                               Number of Warrants being purchased:*


                                 128,571
                               ------------------------------------


                               INVESTOR:

                               Castle Creek Heathcare Partners LLC
                               ------------------------------------



                               By: Castle Creek Partners LLC
                                  ---------------------------------

                               Its: Investment Manager
                                   --------------------------------

                               Name: /s/ John O. Ziegelman
                                    -------------------------------

                               Title: Managing Member
                                     ------------------------------

                               Facsimile: 312-449-6999
                                         --------------------------


*THREE WARRANTS FOR EVERY TEN SHARES OF COMMON STOCK PURCHASED. THE TERMS AND CONDITIONS OF THE WARRANTS ARE CONTAINED IN EXHIBIT A.

 Please complete the following:

 1.   The exact name that your
      Securities are to be registered in
      (this is the name that will appear on
      your certificates for both the shares
      of Common Stock and Warrants.) You
      may use a nominee name if             Castle Creek Healthcare Partners LLC
      appropriate:                          -----------------------------------

 2.   The relationship between the
      purchaser of the Securities and the
      Registered Holder listed in response     Same
      to item 1 above:                        ---------------------------------

 3.   The mailing address and                  77 West Wacker Dr., Suite 4040
      facsimile number of the Registered      ---------------------------------
      Holder listed in response to item 1      Chicago, Illinois 60601
      above (if different from above):        ---------------------------------
                                              Facsimile: 312-499-6999
                                                        -----------------------

 4.   (For United States Investors:)
      The Social Security Number or Tax
      Identification Number of the
      Registered Holder listed in the          52-2137654
      response to item 1 above:               ---------------------------------

                                 PURCHASE AGREEMENT

                             COUNTERPART EXECUTION PAGE

       ______________________________________________________________________

By signing below, the undersigned agrees to the terms of the AVI BIOPHARMA, INC. Purchase Agreement and to purchase the number of Common Shares and Warrants set forth below.


The undersigned acknowledge that City National Bank is acting solely as Escrow Holder in connection with the Offering and makes no recommendation with respect thereto. City National Bank has made no investigation regarding the offering, the partnership, general partner or any other person or entity involved in the offering.

                               Number of shares of Common Stock being purchased:


                                146,860
                               ------------------------------------


                               Number of Warrants being purchased:*


                                42,858
                               ------------------------------------


                               INVESTOR:

                                /s/ Michael T. Jackson TTE
                               ------------------------------------



                               By:
                                  ---------------------------------


                               Name: Michael T. Jackson
                                    -------------------------------

                               Title: Trustee
                                     ------------------------------

                               Facsimile: 415-732-9645
                                         --------------------------


*THREE WARRANTS FOR EVERY TEN SHARES OF COMMON STOCK PURCHASED. THE TERMS AND CONDITIONS OF THE WARRANTS ARE CONTAINED IN EXHIBIT A.

 Please complete the following:

 1.   The exact name that your
      Securities are to be registered in
      (this is the name that will appear on
      your certificates for both the shares
      of Common Stock and Warrants.) You      Michael T. Jackson Trustee,
      may use a nominee name if                New Technology Fund
       appropriate:                           ---------------------------------

 2.   The relationship between the
      purchaser of the Securities and the
      Registered Holder listed in response    Trustee
      to item 1 above:                        ---------------------------------

 3.   The mailing address and                 1 Embarcadero Center, Suite 2410
      facsimile number of the Registered      ---------------------------------
      Holder listed in response to item 1     San Francisco, CA 94111
      above (if different from above):        ---------------------------------
                                              Facsimile: 415-732-9645
                                                        -----------------------

 4.   (For United States Investors:)
      The Social Security Number or Tax
      Identification Number of the
      Registered Holder listed in the         ###-##-####
      response to item 1 above:               ---------------------------------

                                 PURCHASE AGREEMENT

                             COUNTERPART EXECUTION PAGE

       ______________________________________________________________________

By signing below, the undersigned agrees to the terms of the AVI BIOPHARMA, INC. Purchase Agreement and to purchase the number of Common Shares and Warrants set forth below.


The undersigned acknowledge that City National Bank is acting solely as Escrow Holder in connection with the Offering and makes no recommendation with respect thereto. City National Bank has made no investigation regarding the offering, the partnership, general partner or any other person or entity involved in the offering.

                               Number of shares of Common Stock being purchased:


                                142,860
                               ------------------------------------


                               Number of Warrants being purchased:*


                                42,858
                               ------------------------------------


                               INVESTOR:

                                JALAA Equities, LP
                               ------------------------------------



                               By: /s/ Jason Aryeh
                                  ---------------------------------


                               Name: Jason Aryeh
                                    -------------------------------

                               Title: General Partner
                                     ------------------------------

                               Facsimile: (203) 618-9218
                                         --------------------------


*THREE WARRANTS FOR EVERY TEN SHARES OF COMMON STOCK PURCHASED. THE TERMS AND CONDITIONS OF THE WARRANTS ARE CONTAINED IN EXHIBIT A.

 Please complete the following:

 1.   The exact name that your
      Securities are to be registered in
      (this is the name that will appear on
      your certificates for both the shares
      of Common Stock and Warrants.) You
      may use a nominee name if               JALAA Equities, LP
       appropriate:                           ---------------------------------

 2.   The relationship between the
      purchaser of the Securities and the
      Registered Holder listed in response    (Same)
      to item 1 above:                        ---------------------------------

 3.   The mailing address and                 140 Greenwich Ave. (4th Flr)
      facsimile number of the Registered      ---------------------------------
      Holder listed in response to item 1     Greenwich, CT 06830
      above (if different from above):          Attn. Marybeth
                                              ---------------------------------
                                              Facsimile: (203) 618-9218
                                                        -----------------------

 4.   (For United States Investors:)
      The Social Security Number or Tax
      Identification Number of the
      Registered Holder listed in the         06-1489682
      response to item 1 above:               ---------------------------------